SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 12, 2003 Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11592 (Commission File Number)	13-3384636 (I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48167 (Address of principal executive offices) (Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 3. Bankruptcy or Receivership.

     As previously reported in our Current Report on Form 8-K filed with the SEC on December 6, 2001, Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), and 30 of our domestic subsidiaries and one of our Mexican subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”) on December 5, 2001. During the course of the proceedings, the Debtors have operated their respective businesses and managed their respective properties and assets as debtors-in-possession.

     On February 20, 2003, the Debtors filed with the Court the First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, together with the Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Initial Disclosure Statement”). A copy of the Initial Disclosure Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 20, 2003, the Court entered an order approving the Initial Disclosure Statement.

     On April 9, 2003, the Debtors filed with the Court the Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, as Further Modified (as modified, the “Plan”) and the Disclosure Supplement Regarding Modifications to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Disclosure Supplement” and, together with the Initial Disclosure Statement, the “Disclosure Statement”), which describes the modifications to the Plan from its initial filing on February 20, 2003. A copy of the Plan, as confirmed, is attached hereto as Exhibit 2.1, and Disclosure Supplement is attached hereto as Exhibit 99.2 Each is incorporated herein by reference. On April 9, 2003, the Court entered an order approving the Disclosure Supplement.

     The Disclosure Statement provides holders of claims or interests information to make an informed judgment about the Plan. The Disclosure Statement sets forth, among other things, the terms of the Plan, proposed distributions that would be made to the Debtors’ stakeholders under the Plan, certain effects of confirmation of the Plan, and various risk factors associated with the Plan and confirmation thereof. It also contains information regarding, among other matters, significant events that occurred during the Debtors’ Chapter 11 cases, the anticipated organization, operation and financing of the Debtors that are reorganizing under the Plan after the effectiveness of the Plan, as well as the confirmation process and the voting procedures for holders of claims and/or interests.

     As previously reported in our Current Report on Form 8-K filed with the SEC on May 13, 2003, on May 12, 2003 the Court entered its Revised Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and 1129(b) and Fed. R. Bankr. P. 3020 Confirming Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors-in-Possession, dated April 9, 2003, as Further Modified (the “Confirmation Order”). A copy of the Confirmation Order is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

     Although the Court entered the Confirmation Order on May 12, 2003, the Plan is not yet effective. The Plan will become effective only when certain conditions specified in the Plan, including securing our exit financing, are satisfied or waived. The Company expects that the Plan will become effective during the first half of 2003.

     The following description of certain material terms of the Plan is subject to, and qualified in its entirety by, reference to the detailed provisions of the Plan. The Plan constitutes a separate plan of reorganization for each of the Debtors. On the effective date of the Plan and at certain times thereafter, the Debtors will distribute cash, securities and other property in respect of certain classes of claims as provided in the Plan. The Plan also provides for payment of certain expenses related to the Debtors’ operation during the pendency of the Chapter 11 cases and of expenses incurred in connection with the Debtors’ restructuring pursuant to the Plan and relating to the Debtors’ exit financing.

     Under the Plan, the Company will:

•	form a new holding company, HLI Holding Company, Inc. (“Holdco”), which will be renamed Hayes Lemmerz International, Inc. on the effective date;

•	merge the Company into a new operating company, HLI Operating Company, Inc. (“HLI”), wholly owned by Holdco;

•	cancel all existing equity and debt securities of the Company, including our options, warrants and common stock, of which there were 28,455,995 shares outstanding as of April 1, 2003;

•	secure exit financing, including issuing senior unsecured notes and entering into a new senior secured credit facility, and apply the net proceeds of these financings to make payments in connection with the Plan to support our emergence from Chapter 11 and to provide working capital for our ongoing operations; and

•	satisfy certain claims and expenses, including

•	to the holders of secured claims under the Company’s prepetition credit agreement, making a cash payment of $478.5 million (less $1.175 million paid as adequate assurance on May 1, 2003), issuing 15,930,000 shares of new common stock of Holdco (the “New Common Stock”) which represents 53.1% of the outstanding New Common Stock following effectiveness of the Plan and issuing 53,100 shares of new preferred stock of HLI (the “New Preferred Stock”) which represents 53.1% of the outstanding New Preferred Stock following effectiveness of the Plan,

•	to the holders of claims arising under our prepetition senior notes, making a cash payment of approximately $13.0 million (plus an additional $250,000 expected to be paid for Indenture trustee’s fees), issuing 13,470,000 shares of New Common Stock which represents 44.9% of the outstanding New Common Stock following effectiveness of the Plan, issuing 44,900 shares of New Preferred Stock which represents 44.9% of the New Preferred Stock following effectiveness of the Plan and providing the right to receive a portion of any distributions made by a trust established under the Plan for the benefit of our prepetition creditors,

•	to holders of our prepetition subordinated notes distributing Series A Warrants of Holdco (the “Series A Warrants”) and an additional $375,000 expected to be paid for Indenture trustee’s fees, and

•	to holders of unsecured claims issuing in the aggregate 600,000 shares of New Common Stock which represents 2% of the outstanding New Common Stock following effectiveness of the Plan, issuing in the aggregate 2,000 shares of New Preferred Stock which represents 2% of the New Preferred Stock following effectiveness of the Plan, distributing the Series B Warrants of Holdco (the “Series B Warrants”) and providing the right to receive a portion of any distributions made by a trust established under the Plan for the benefit of the Debtors’ prepetition creditors.

     Following consummation of the Plan, 30,000,000 shares of the total 100,000,000 shares of authorized New Common Stock and 100,000 shares, which constitutes all of the authorized New Preferred Stock, will be issued and outstanding as a result of the distribution to certain holders of allowed claims as described above. The issued shares of New Common Stock will be subject to dilution as a result of (i) the exercise of the Series A Warrants and Series B Warrants, each series of which will entitle the holders thereof to purchase in the aggregate up to 957,447 shares of New Common Stock that Holdco will reserve for issuance, (ii) the grant of certain shares and options to acquire New Common Stock to be issued to management in an amount to be determined which Holdco will reserve for issuance, and (iii) the issuance of a currently indeterminable number of shares of New Common Stock upon the exchange of shares of New Preferred Stock for shares of New Common Stock at the election of the holders thereof. In addition to those shares being issued to certain holders of allowed claims under the Plan, Holdco has 1,000,000 shares of preferred stock authorized for issuance, of which no shares will be issued and outstanding at the time the Plan becomes effective and HLI has 600,000 shares of common stock authorized for issuance, of which 590,000 shares will be outstanding and held by HLI Parent Company, Inc. at the time the Plan becomes effective.

     A statement of the assets and liabilities of the Debtors can be found in the Disclosure Statement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2003, each of which are incorporated herein by reference.

ITEM 7(c). Exhibits.

See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley

Patrick C. Cauley
General Counsel & Secretary

Dated: May 21, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, as Further Modified.

99.1	Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession.

99.2	Disclosure Supplement Regarding Modifications to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession.

99.3	Revised Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and 1129(b) and Fed. R. Bankr. P. 3020 Confirming Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors-in-Possession, dated April 9, 2003, as Further Modified.